Exhibit 28(j) 13 under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment Number 124 to the Registration Statement (Form N-1A, No. 33-31602) of Money Market Obligations Trust, and to the incorporation by reference of our reports, dated December 23, 2011, on Federated Alabama Municipal Cash Trust, Federated California Municipal Cash Trust, Federated Connecticut Municipal Cash Trust, Federated Florida Municipal Cash Trust, Federated Georgia Municipal Cash Trust, Federated Massachusetts Municipal Cash Trust, Federated Michigan Municipal Cash Trust, Federated Minnesota Municipal Cash Trust, Federated New Jersey Municipal Cash Trust, Federated New York Municipal Cash Trust, Federated North Carolina Municipal Cash Trust, Federated Ohio Municipal Cash Trust, Federated Pennsylvania Municipal Cash Trust, Federated Virginia Municipal Cash Trust and Federated Tax-Free Trust (fifteen of the portfolios constituting Money Market Obligations Trust) included in the Annual Shareholder Reports for the fiscal year ended October 31, 2011.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 22, 2012